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                                                                     Exhibit 2.1



                        Asset Purchase and Sale Agreement

                                  By and Among

                          Spectra Systems Corporation,

                         Hunter Acquisition Corporation,

                       Hunter Associates Laboratory, Inc.

                                       and

                         Philip S. Hunter, Paul Hunter,

                        Steven Hunter and Deborah Hunter

                                      Dated

                                January 24, 2002


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                                Table Of Contents

Tab                                  Description                            Page

  1       Definitions
  2       Basic Transaction
              (a)  Purchase and Sale of Assets
              (b)  Assumption of Liabilities
              (c)  Consideration; Escrow
              (d)  The Closing
              (e)  Deliveries at the Closing
              (f)  Consideration Share Legend
              (g)  Allocation
  3       Representations and Warranties Concerning the Seller and Its
          Subsidiaries
              (a) Organization, Qualification and Corporate Power; Authorization of Transaction
              (b)  Capitalization
              (c)  Noncontravention
              (d)  Brokers' Fees
              (e)  Title to Assets
              (f)  Subsidiaries
              (g)  Financial Statements
              (h)  Events Subsequent to Most Recent Fiscal Year End
              (i)  Undisclosed Liabilities
              (j)  Legal Compliance
              (k)  Tax Matters
              (l)  Real Property
              (m)  Intellectual Property
              (n)  Tangible Assets
              (o)  Inventory
              (p)  Contracts
              (q)  Notes and Accounts Receivable
              (r)  Reserved
              (s)  Insurance
              (t)  Litigation
              (u)  Product Warranty
              (v)  Product Liability
              (w)  Employees
              (x)  Employee Benefits
              (y)  Guaranties
              (z)  Environmental, Health and Safety Matters
              (aa) Certain Business Relationships with the Seller and its
                   Subsidiaries
              (bb) Major Vendors and Customers
              (cc) Disclosure

  4       Representations and Warranties of the Buyer and the Acquisition
          Subsidiary
              (a)  Organization
              (b)  Capitalization
              (c)  Authorization of Transaction
              (d)  Noncontravention
              (e)  Brokers' Fees
              (f)  Disclosure
              (g)  Organization of Acquisition Subsidiary
              (h)  Validity of Stock to be Issued
  5       Pre-Closing Covenants
              (a)  General

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Tab                            Description                                Page

             (b)  Notices and Consents
             (c)  Regulatory Matters and Approvals
             (d)  Operation of Business
             (e)  Full Access
             (f)  Confidentiality
             (g)  Notice of Developments
             (h)  Exclusivity
             (i)  Insurance and Indemnification
             (j)  Appraisal Rights
 6       Post-Closing Covenants
             (a)  Change of Name
             (b)  Reserved
             (c)  Real Estate Matters
             (d)  Transfer of Domain Names
             (e)  Seller's Corporate Records
 7       Conditions to Obligation to Close
             (a) Conditions to Obligation of the Buyer and the Acquisition Subsidiary
             (b) Conditions to Obligation of the Significant Shareholders and the Seller
 8       Indemnification
             (a) Agreement of the Significant Shareholders to Indemnify the Buyer and the Acquisition Subsidiary
             (b)  Agreement of the Buyer to Indemnify the Significant
                  Shareholders
             (c)  Procedures for Indemnification
             (d)  Third Party Claims
 9       Termination
             (a)  Termination of Agreement
             (b)  Effect of Termination by the Seller
             (c)  Effect of Termination by the Buyer
10       Miscellaneous
             (a)  Survival
             (b)  Press Releases and Public Announcements
             (c)  No Third-Party Beneficiaries
             (d)  Entire Agreement
             (e)  Succession and Assignment
             (f)  Counterparts
             (g)  Headings
             (h)  Notices
             (i)  Governing Law
             (j)  Amendments and Waivers
             (k)  Severability
             (l)  Expenses
             (m)  Construction
             (n)  Incorporation of Exhibits and Schedules

                                      -ii-

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                        ASSET PURCHASE AND SALE AGREEMENT

         This Asset Purchase and Sale Agreement is entered into as of January 24, 2002, by and among Spectra Systems Corporation, a Delaware corporation ("Spectra"), Hunter Acquisition Corporation, a Delaware corporation and a wholly-owned Subsidiary of the Buyer (the "Acquisition Subsidiary," and collectively with Spectra, the "Buyer"), Hunter Associates Laboratory, Inc., a Virginia corporation (the "Seller"), and solely for the purposes of Sections 5(i) and 7(a)(xvii) hereof, Philip S. Hunter, Paul Hunter, Steven Hunter and Deborah Hunter (each a "Significant Shareholder" and collectively, the "Significant Shareholders"). Spectra, the Acquisition Subsidiary, the Seller and the Significant Shareholders are referred to collectively herein as the "Parties."

         This Agreement contemplates a transaction in which the Acquisition Subsidiary will acquire certain of the assets of the Seller in exchange for shares of the common stock of Spectra and satisfaction or assumption by the Buyer of certain liabilities of the Seller (the "Transaction").

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1.    Definitions.

         "Acquired Assets" means all right, title, and interest in and to all of the assets of the Seller, including without limitation all of its: (a) tangible personal property (such as, but not limited to, machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies); (b) all rights in the names "Hunter Associates Laboratory, Inc.," "HunterLab," and any other variants of the same heretofore used by the Seller, and any goodwill associated therewith; (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions; (d) leases, subleases, and rights thereunder, unless explicitly identified as Excluded Assets; (e) agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder; (f) accounts, notes, and other receivables;
(g) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment; (h) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, to the extent that such rights are transferable; (i) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials to the extent that such documents relate to the Acquired Assets or the Assumed Liabilities; and (j) Cash, except as set forth in Excluded Assets; provided, however, that the Acquired Assets shall not include any asset explicitly identified as an "Excluded Asset," as defined herein.

         "Acquisition Subsidiary" has the meaning set forth in the preface above.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

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         "Assumed Liabilities" means: (a) the Bank Debt and the Hunter Family
Debt, each as defined herein, but in an aggregate amount not to exceed $1.5 million less Cash Retained for Debt Obligations, as defined herein; (b) those Liabilities of the Seller incurred in the Ordinary Course of Business and identified on the Most Recent Balance Sheet, as those terms are defined herein;
(c) service obligations pursuant to "standard terms and conditions" warranties on equipment sold prior to the Closing; provided, however, that neither warranties, guaranties, and indemnities beyond the Seller's standard sales terms, nor product liability with respect to, equipment sold prior to the Closing shall constitute an "Assumed Liability"; (d) obligations of the Seller pursuant to agreements, contracts, leases, licenses and other arrangements relating to the Acquired Assets to furnish goods and services or to pay for goods and services relating to the Acquired Assets, to the extent that such obligations arose prior to the Closing in the ordinary course of business or are listed on Schedule 1.

         "Bank Debt" shall mean the entire balance outstanding on the Closing Date, but in any case an amount not to exceed $1 million, under the existing line of credit issued by the Lender to the Seller.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Disclosure Schedule" has the meaning set forth in (S)4 below.

         "Buyer Indemnitees" shall mean Spectra, the Acquisition Subsidiary and their respective agents, representatives, officers, directors, employees, shareholders, controlling persons and Affiliates.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Cash Retained for Debt Obligations" shall mean $500,000 in Cash of the Seller (or, if after allowing for the Cash Retained for Expenses, the Seller owns less than $500,000 on the Closing Date, then such lesser amount), which will remain in the Seller after Closing as an Excluded Asset.

         "Cash Retained for Expenses" shall mean $50,000 in Cash of the Seller which, if owned by the Seller on the Closing Date, will remain in the Seller after Closing as an Excluded Asset.

         "CERCLA" has the meaning set forth in (S)3(z) below.

         "Closing" has the meaning set forth in (S)2(d) below.

         "Closing Date" has the meaning set forth in (S)2(d) below.

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code (S)4980B and of any similar state law.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" has the meaning set forth in (S)5(f) below.

         "Consideration" has the meaning set forth in (S)2(c) below.

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         "Consideration Shares" has the meaning set forth in (S)2(c) below.

         "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

         "Dissenting Share" means any Seller Share as to which any Seller Stockholder has exercised his or its appraisal rights under the Virginia Stock Corporation Act.

         "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA (S)3(3)) and any other employee benefit plan, program or arrangement of any kind.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
(S)3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
(S)3(1).

         "Encumbrance Documents" has the meaning set forth in (S)3(l) below.

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each entity which is treated as a single employer with the Seller for purposes of Code (S)414.

         "Escrow Agent" shall mean the escrow agent identified in the Escrow Agreement, as defined herein.

         "Escrow Agreement " has the meaning set forth in (S)2(c) below.

         "Excluded Assets" shall mean (i) the Seller's interests in its Subsidiaries; (ii) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller and its Subsidiaries as corporations; (iii) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement); (iv) any rights of the Seller with respect to leases or subleases of Leased Real Property, as defined herein; (v) rights in and with respect to the assets associated with the Seller's Employee Benefit Plans; (vi) the Retained Cash, as defined below; (vii) sums paid by Spectra into the trust account of the law firm of Rees, Broome, and Diaz under the "no-shop clause" of the Letter of Intent; (viii) any sums received by the Seller in connection with the Real Estate Refinancing referred to in Section 2(c); (ix) any net operating loss carryforwards, tax credits, and long term capital loss carry forwards in connection with the Tax obligations of the Seller; and (x) a receivable, as

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set forth in the Seller's Most Recent Financial Statements, from the Seller's
Subsidiary Smart Machine Vision in the current amount of $541,408.81 in connection with funds advances.

          "Excluded Liabilities" means all liabilities of the Seller or any of its Subsidiaries not explicitly identified herein as "Assumed Liabilities".

         "Financial Statements" has the meaning set forth in (S)3(g) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Hunter Family Debt" shall mean the outstanding principal and accrued interest outstanding on the Closing Date, but in any case an amount not to exceed $1.1 million, with respect to certain loans made to the Seller by The Richard S. Hunter Trust, Elizabeth L. Hunter and Philip S. Hunter.

         "Indemnification Claim" shall mean a claim for indemnification under
(S)8 of this Agreement.

         "Indemnitee" shall mean the party or parties seeking indemnification under (S)8 of this Agreement.

         "Indemnitor" shall mean the party or parties against whom indemnification is sought under (S)8 of this Agreement.

         "Initial Public Offering" means the firmly underwritten initial public offering of the Spectra Common Stock.

         "Intellectual Property" means: (a) all trademarks, service marks, trade dress, logos, trade names, URLs, websites, domain names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (b) all copyrightable works, all copyrights including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all trade secrets and confidential business information (including ideas, art work, advertising data, know-how, technical data, designs, drawings, customer and supplier lists, pricing and cost information, and business and marketing information, plans and proposals); (d) all computer software, whether owned or licensed by the Seller or its Subsidiaries (including data and related documentation), (e) all other proprietary rights; (f) all copies and tangible embodiments thereof (in whatever form or medium); and (g) all licenses, contracts, agreements, records, and documents related to the business of the Seller and its Subsidiaries.

         "IPO Price" has the meaning set forth in (S)2(c).

         "Knowledge" with respect to a natural person, shall mean actual knowledge after reasonable investigation. With respect to a party which is not a natural person, Knowledge shall mean actual knowledge of any controlling stockholder, director, officer or responsible employee after reasonable investigation.

         "Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Seller.

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         "Leases" means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which any of the Seller or its Subsidiaries holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of any of the Seller or its Subsidiaries thereunder.

         "Lender" shall mean First Virginia Bank.

         "Letter of Intent" shall mean that letter of intent with respect to the Transaction dated August 21, 2001, between the Seller and Spectra.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages (including special and consequential damages incurred by Third Party Claims claimants), liabilities, and out of pocket costs and expenses, including without limitation, interest, penalties, cost of external investigations (i.e., not including cost of employees of Indemnitee) and defense, and reasonable attorneys' and other professional fees and expenses.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in (S)3(g) below.

         "Most Recent Fiscal Quarter End" has the meaning set forth in (S)3(g) below.

         "Most Recent Fiscal Year End" has the meaning set forth in (S)3(g) below.

         "Multiemployer Plan" has the meaning set forth in ERISA (S)3(37).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Prohibited Transaction" has the meaning set forth in ERISA (S)406 and Code (S)4975.

         "Proxy Materials" means the proxy materials relating to the Special Meeting.

         "Public Report" has the meaning set forth in (S)3(e) below.

         "Real Estate Refinancing" has the meaning set forth in (S)2(c) below.

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         "Registration Statement" means the registration statement filed with the Securities and Exchange Commission on Form S-1 in connection with the Initial Public Offering.

         "Requisite Stockholder Approval" means the affirmative vote of the holders of a majority in interest of the Seller Shares in favor of the transactions contemplated by this Agreement.

         "Retained Cash" shall mean the "Cash Retained for Expenses" and the "Cash Retained for Debt Obligations."

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than: (a) mechanic's, materialman's, and similar liens; (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings; (c) purchase money liens and liens securing rental payments under capital lease arrangements; and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Seller" has the meaning set forth in the preface above.

         "Seller Disclosure Schedule" has the meaning set forth in (S)3 below.

         "Seller Indemnitees" shall mean the Seller and its agents, representatives, officers, directors, employees, shareholders (including, but not limited to, the Significant Shareholders), controlling persons and Affiliates.

         "Seller Share" means any outstanding share of the capital stock of the Seller.

         "Seller Stockholder" means any Person who or which holds any Seller Shares.

         "Significant Stockholder" has the meaning set forth in the preface above.

         "Special Meeting" has the meaning set forth in (S)5(c) below.

         "Spectra Common Stock" means the Common Stock of Spectra, par value $0.01.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Taxes" means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability.

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         "Tax Return" means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, without limitation, where permitted or required, combined or consolidated returns for any group of entities that includes the Seller or any of its Subsidiaries.

         "Third Party Claim" shall mean any claim, suit or proceeding that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification under (S)8 of this Agreement.

         "Total Debt" shall mean the Bank Debt and the Hunter Family Debt.

         "Transfer Agent" shall mean the transfer agent identified in the Registration Statement with respect to the Spectra Common Stock.

         "Virginia Stock Corporation Act" means the Virginia Stock Corporation Act, as amended.

         2.  Basic Transaction.

         (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this
(S)2.

         (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not explicitly included within the definition of Assumed Liabilities.

         (c) Consideration; Escrow. The Parties acknowledge and agree that the consideration for the Acquired Assets (the "Consideration") shall consist of:

             (i)   the Consideration Shares (as defined below);

             (ii) the satisfaction (or in the case of the Bank Debt, at the Buyer's sole discretion and subject to the consent of the Lender, the assumption) by the Buyer at Closing of not more than $1.0 million of the Total Debt;

             (iii) the retention by the Company of the Cash Retained for Debt Obligations; provided, however, that if the Cash Retained for Debt Obligations is less than $500,000, the Buyer shall pay the Seller at Closing, as part of the Consideration, an amount equal to the difference between the amount of the Cash Retained for Debt Obligations and $500,000; and

             (iv) the assumption by the Buyer of any other Assumed Liabilities explicitly identified herein.

         In no case shall the aggregate value of the Consideration described in
(i), (ii), and (iii) above exceed $5.5 million.

         The Seller may pay down a portion of the Total Debt prior to the Closing as a result of the proposed restructuring of its lease of space at that location (collectively, the "Real Estate Refinancing")

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         The "Consideration Shares" shall be defined as that number of shares of
Spectra Common Stock which is equal to $4.0 million, divided by the initial per share price at which the shares of Spectra Common Stock are purchased by institutional investors from the underwriters in the proposed Initial Public Offering of the Buyer (the "IPO Price"). Twenty-five percent (25%) of the total number of the Consideration Shares shall be placed in escrow and held for a period of twelve (12) months after the Closing Date in connection with the Seller's indemnification obligations set forth in (S)8 of this Agreement, in accordance with an escrow agreement in a form which is mutually agreeable to each of the parties, to be attached hereto at the Closing as Exhibit A (the "Escrow Agreement").

         (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkpatrick & Lockhart LLP in Boston, Massachusetts, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than June 30, 2002.

         (e) Deliveries at the Closing. At the Closing: (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in (S)7(a) below; (ii) the Buyer will deliver to the Seller various certificates, instruments, and documents referred to in (S)7(b) below; (iii) the Seller will execute and deliver to the Buyer: (A) a bill of sale and instruments of assignment in forms which are mutually agreeable to each of the parties, and which will be attached hereto at the Closing as Exhibits B1 through B#; and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel may request; (iv) the Buyer will execute and deliver to the Seller: (A) an assumption of liabilities in a form which is mutually agreeable to each of the parties, and which will be attached hereto at the Closing as Exhibit C and (B) such other instruments of assumption as the Seller and its counsel may request; and (v) the Buyer will cause the Transfer Agent to deliver to the Seller and the Escrow Agent certificates representing the Consideration Shares as specified in (S)2(c) above.

         (f) Consideration Share Legend. Until the Consideration Shares issued under this Agreement are registered under the Securities Act or unless the transfer of those securities are exempt from the registration requirements of the Securities Act, all certificates evidencing those securities, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED EXCEPT: (i) PURSUANT TO AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT OR (ii) IF, IN THE OPINION OF COUNSEL FOR THE COMPANY, THE PROPOSED SALE, TRANSFER OR ASSIGNMENT MAY BE EFFECTED WITHOUT SUCH REGISTRATION AND WILL NOT BE IN VIOLATION OF APPLICABLE STATE SECURITIES LAWS.

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN REGISTRATION RIGHTS AGREEMENT DATED [Closing Date].

               The Consideration Shares shall be covered by a Registration Rights Agreement on terms mutually acceptable to Spectra and the Seller, granting the Seller the right, beginning on the date that is six months after the Closing Date and thereafter, to demand registration on one occasion of all of the Consideration Shares, at the expense of Spectra, subject to customary underwriter provisions (which shall not affect the right of the Seller to sell the Consideration Shares immediately upon registration) and securities law requirements.

         (g) Allocation. At or as promptly as practicable after the Closing, the Parties agree to allocate the Consideration (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit D, but in no event will the Parties allocate the Consideration in a manner inconsistent with the Code.

         3. Representations and Warranties Concerning the Seller and Its Subsidiaries. The Seller represents and warrants to the Buyer that the statements contained in this (S)3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S)3), except as set forth in the disclosure schedule delivered by the Seller to the Buyer on the date hereof and initialed by the Parties (the "Seller Disclosure Schedule"). The Seller Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this (S)3.

         (a) Organization, Qualification, and Corporate Power; Authorization of Transaction. Each of the Seller and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Seller and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the Seller and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. (S)3(a) of the Seller Disclosure Schedule lists the directors and officers of each of the Seller and its Subsidiaries. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the Seller and its Subsidiaries are correct in all material respects. None of the Seller and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

         (b) Capitalization. The entire authorized capital stock of the Seller consists of 1,000,000 shares of common stock, of which 50,000 are designated as voting common stock and 950,000 are designated as non-voting common stock. There are 33,053 voting shares and 352,878 non-voting shares issued and outstanding (each a "Seller Share"). All of the issued and outstanding Seller Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record as set forth in (S)3(b) of the Seller Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Seller to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Seller.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will:
(i) to the Knowledge of the Seller, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Seller and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Seller and its Subsidiaries; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Seller and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of the Seller and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (d) Brokers' Fees. Except as set forth on (S)3(d) of the Seller Disclosure Schedule, none of the Seller and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (e) Title to Assets. Except as set forth on (S)3(e) of the Seller Disclosure Schedule, the Seller and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, except as set forth on (S)3(e) of the Seller Disclosure Schedule, the Seller has good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.

         (f) Subsidiaries. (S)3(f) of the Seller Disclosure Schedule sets forth for each Subsidiary of the Seller: (i) its name and jurisdiction of incorporation; (ii) the number of shares of authorized capital stock of each class of its capital stock; (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder; and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Seller have been duly authorized and are validly issued, fully paid, and nonassessable. The Seller holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Seller, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Seller and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Seller to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Seller. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Seller. None of the Seller and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Seller.

         (g) Financial Statements. Attached hereto as Schedule 3(g) are the following financial statements (collectively the "Financial Statements"): (i) for the Seller and its Subsidiaries' fiscal years ended June 30, 2000 and 2001 (the "Most Recent Fiscal Year End"), audited consolidated balance sheets (each of which has been or shall be provided by the Seller) and audited statements of income, changes in stockholders' equity, and cash flow (each of which the Seller will cooperate in obtaining to the extent required by the SEC in connection with the Initial Public Offering) for the Seller and its Subsidiaries; and (ii) unaudited, management-prepared consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for period between the Most Recent Fiscal Year End and the end of the last fiscal quarter immediately prior to the Closing Date (the "Most Recent Fiscal Quarter End") for the Seller and its Subsidiaries. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Seller and its Subsidiaries as of such dates and the results of operations of the Seller and its Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of the Seller and its Subsidiaries (which books and records are correct and complete). The Most Recent Financial Statements are subject to normal year end adjustments (which will not be material individually or in the aggregate) and lack footnotes or other presentation items.

         (h) Events Subsequent to Most Recent Fiscal Year End. Except as set forth on (S)3(h) of the Seller Disclosure Schedule, since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Seller and its Subsidiaries. Without limiting the generality of the foregoing, since that date, except as set forth on (S)3(d) of the Seller Disclosure Schedule:

             (i) none of the Seller and its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

             (ii) none of the Seller and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $150,000 or outside the Ordinary Course of Business;

             (iii) no party (including any of the Seller and its Subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $150,000 to which any of the Seller and its Subsidiaries is a party or by which any of them is bound;

             (iv) none of the Seller and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible outside the Ordinary Course of Business;

             (v) none of the Seller and its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course of Business;

             (vi) none of the Seller and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 or outside the Ordinary Course of Business;

             (vii) none of the Seller and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $50,000 in the aggregate;

             (viii) none of the Seller and its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

             (ix) none of the Seller and its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the Ordinary Course of Business;

             (x) none of the Seller and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

             (xi) there has been no change made or authorized in the charter or bylaws of any of the Seller and its Subsidiaries;

             (xii) none of the Seller and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

             (xiii) none of the Seller and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

             (xiv) none of the Seller and its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

             (xv) none of the Seller and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

             (xvi) none of the Seller and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement outside the Ordinary Course of Business;

             (xvii) none of the Seller and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

             (xviii) none of the Seller and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

             (xix) none of the Seller and its Subsidiaries has made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

             (xx) none of the Seller and its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

             (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Seller and its Subsidiaries; and

             (xxii) none of the Seller and its Subsidiaries has committed to any of the foregoing.

         (i) Undisclosed Liabilities. None of the Seller and its Subsidiaries has any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability), except for: (i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto); and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (j) Legal Compliance. Each of the Seller, its Subsidiaries, and their respective predecessors and Affiliates has complied, in all material respects, with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (k) Tax Matters.

             (i) Except as set forth on (S)3(k) of the Seller Disclosure Schedule, each of the Seller and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Seller and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Seller and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Seller and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Seller and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax. None of the Seller and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

             (ii) (S)3(k) of the Seller Disclosure Schedule lists all Tax Returns filed with respect to the Seller for taxable periods ended on or after June 30, 1999, indicates those Tax Returns that have been audited, and indicates those Tax Returns that are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller since June 30, 1999.

             (iii) Each of the Seller and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

             (iv) (S)3(k) of the Seller Disclosure Schedule sets forth the following information with respect to the Seller as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Seller in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign Tax, or excess charitable contribution allocable to the Seller; and (C) the amount of any deferred gain or loss allocable to the Seller arising out of any Deferred Intercompany Transaction.

             (v) The unpaid Taxes of the Seller and its Subsidiaries: (A) did not, as of the Most Recent Fiscal Quarter End, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto); and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller and its Subsidiaries in filing their Tax Returns.

         (l) Real Property.

             (i) Neither the Seller nor any of its Subsidiaries owns any real property.

             (ii) (S)3(l)(ii) of the Seller Disclosure Schedule sets forth the address of each parcel of Leased Real Property, and a true and complete list of all leases for each such Leased Real Property (including the date and name of the parties to such lease document). Each of the Seller and its Subsidiaries has delivered to the Buyer a true and complete copy of each such lease document, and in the case of any oral lease, a written summary of the material terms of such lease. Except as set forth in (S)3(l)(ii) of the Seller Disclosure Schedule, with respect to each of the leases:

                    (A) such lease is legal, valid, binding, enforceable and in full force and effect;

                    (B) the transaction contemplated by this Agreement does
             not require the consent of any other party to such lease (except for those leases for which lease Consents (as hereinafter defined) are obtained), will not result in a breach of or default under such lease, and will not otherwise cause such lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                    (C) None of the Seller's or its Subsidiaries' possession
             and quiet enjoyment of the Leased Real Property under such lease has been disturbed and there are no disputes with respect to such lease;

                    (D) none of the Seller, its Subsidiaries or, to the
             Knowledge of the Seller, any other party to the lease is in breach or default under such lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such lease;

                    (E) no security deposit or portion thereof deposited with
             respect to such lease has been applied in respect of a breach or default under such lease which has not been redeposited in full;

                    (F) none of the Seller or its Subsidiaries owes, or will owe in the future,
               any brokerage commissions or finder's fees with respect to such lease;

                     (G) the other party to such lease is not an affiliate of,
               and otherwise does not have any economic interest in, any of the Seller or its Subsidiaries;

                     (H) none of the Seller or its Subsidiaries has subleased,
               licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof;

                     (I) none of the Seller or its Subsidiaries has
               collaterally assigned or granted any other security interest in such lease or any interest therein; and

                     (J) there are no liens or encumbrances on the estate or
               interest created by such lease.

               (iii) The Leased Real Property identified in (S)3(l)(ii), comprises all of the real property used or intended to be used in, or otherwise related to, the Seller's and its Subsidiaries' business; and none of the Seller or its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.

               (iv) To the Knowledge of the Seller there is no condemnation, expropriation or other proceeding in eminent domain, pending or threatened, materially and adversely affecting any parcel of Leased Real Property or any portion thereof or interest therein. There is no injunction, decree, order, writ or judgment outstanding, nor any claims, litigation, administrative actions or similar proceedings, pending or threatened, relating to the ownership, lease, use or occupancy of the Leased Real Property or any portion thereof, or the operation of the Seller's or its Subsidiary's business as currently conducted thereon.

               (v) All certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "Real Property Permits") of all governmental authorities, board of fire underwriters, association or any other entity having jurisdiction over the Leased Real Property, which are required to use or occupy the Leased Real Property or operate the Seller's or its Subsidiary's business as currently conducted thereon, have been issued and are in full force and effect. (S)3(l)(ix) of the Seller Disclosure Schedule lists all material Real Property Permits held by any of the Seller and its Subsidiaries with respect to each parcel of Leased Real Property. The Seller has delivered to the Buyer a true and complete copy of all Real Property Permits. None of the Seller or its Subsidiaries has received any notice from any governmental authority or other entity having jurisdiction over the Leased Real Property threatening a suspension, revocation, modification or cancellation of any Real Property Permit and there is no basis for the issuance of any such notice or the taking of any such action.

               (vi) The classification of each parcel of Leased Real Property under applicable zoning laws, ordinances and regulations permits the use and occupancy of such parcel and the operation of the Seller's and its Subsidiaries' business as currently conducted thereon, and permits the Improvements located thereon as currently constructed, used and occupied. The parking spaces, loading docks and other facilities at such parcel comply with such zoning laws, ordinances and regulations. The Seller's and its Subsidiaries' use or occupancy of the Leased Real Property or any portion thereof or the operation of the Seller's or its Subsidiaries' business as currently conducted thereon is not dependent on a "permitted nonconforming use" or "permitted non-conforming structure" or similar variance, exemption or approval from any governmental authority.

          (vii) To the Knowledge of the Seller, the current use and occupancy of the Leased Real Property and the operation of the Seller's and its Subsidiaries' business as currently conducted thereon do not violate any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting such Leased Real Property (the "Encumbrance Documents"). None of the Seller or its Subsidiaries has received any notice of violation of any Encumbrance Documents, and there is no basis for the issuance of any such notice or the taking of any action for such violation.

          (viii) None of the Leased Real Property or any portion thereof is located in a flood hazard area (as defined by the Federal Emergency Management Agency).

     (m) Intellectual Property.

          (i) The Seller and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property used in the operation of the businesses of the Seller and its Subsidiaries as presently conducted. Each item of Intellectual Property owned or used by any of the Seller and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Seller or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Each of the Seller and its Subsidiaries has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

          (ii) To the best Knowledge of the Seller, none of the Seller and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Seller and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller or the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller or its Subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Seller or its Subsidiaries.

          (iii) (S)3(m)(iii) of the Seller Disclosure Schedule identifies each patent or registration which has been issued to any of the Seller and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Seller and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of the Seller and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions) except licenses granted in the ordinary course of business in conjunction with the sale of instruments by the Seller. The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. (S)3(m)(iii) of the Seller Disclosure Schedule also identifies each trade name or unregistered trademark used by any of the Seller and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in (S)3(m)(iii) of the Seller Disclosure Schedule:

               (A) the Seller and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

               (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller and its Subsidiaries, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (D) none of the Seller and its Subsidiaries has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iv) (S)3(m)(iv) of the Seller Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any of the Seller and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. The Seller and its Subsidiaries have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in (S)3(m)(iv) of the Seller Disclosure Schedule:

               (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in (S)2 above);

               (C) to the Knowledge of the Seller, no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (D) to the Knowledge of the Seller, no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

               (F) to the Knowledge of the Seller, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller and its Subsidiaries, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                      (H) none of the Seller and its Subsidiaries has granted
               any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

               (v) To the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller and its Subsidiaries, none of the Seller and its Subsidiaries will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted.

               (vi) None of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller and its Subsidiaries has received any affirmative notice of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of the Seller and its Subsidiaries.

               (vii) (S)3(m)(vii) of the Seller Disclosure Schedule sets forth the form and placement of the proprietary legends and copyright notices displayed in or on all software programs and other products of the Seller and its Subsidiaries.

               (viii) The Seller and its Subsidiaries have used all commercially reasonable efforts to protect its trade secrets. To the Knowledge of the Seller and its Subsidiaries, there has been no material breach of its efforts to protect trade secrets. The source code and system documentation relating to all software programs of the Seller and its
          Subsidiaries: (A) have been, to the Knowledge of the Seller, maintained in confidence at all times; and (B) have been disclosed by the Seller and its Subsidiaries only to employees and consultants having "a need to know" the contents thereof in connection with the performance of their duties to the Seller and its Subsidiaries.

               (ix) Except as set forth in (S)3(m)(ix) of the Seller Disclosure Schedule, all personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of software programs, technical documentation, or other Intellectual Property on behalf of the Seller or its Subsidiaries either: (A) have been party to a "work-for-hire" arrangement or agreement with the Seller or its Subsidiaries, which by its terms is effective to vest in the Seller or its Subsidiaries full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising; or (B) have executed appropriate instruments of assignment in favor of the Seller or its Subsidiaries as assignee that have conveyed to the Seller or its Subsidiaries full, effective, and exclusive ownership of all tangible and intangible property thereby arising.

          (n) Tangible Assets. The Seller and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in adequate operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

     (o) Inventory. The inventory of the Seller and its Subsidiaries consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which finished inventory is saleable and no material quantity of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth in the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller and its Subsidiaries.

     (p) Contracts. (S)3(p) of the Seller Disclosure Schedule lists the following contracts and other agreements to which any of the Seller and its Subsidiaries is a party:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $150,000 per annum;

          (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any of the Seller and its Subsidiaries, or involve consideration in excess of $150,000;

          (iii)  any agreement concerning a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (v) any agreement concerning confidentiality or noncompetition, except for Non-disclosure Agreements entered into with the customers of the Seller or its Subsidiaries in the Ordinary Course of Business;

          (vi) any agreement with any of the Significant Shareholders and their Affiliates (other than the Seller and its Subsidiaries);

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii) any collective bargaining agreement;

          (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

          (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xi) any written agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of the Seller and its Subsidiaries; or

          (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $150,000.

The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in (S)3(p) of the Seller Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in (S)3(p) of the Seller Disclosure Schedule. Except as set forth in (S)3(p) of the Seller Disclosure Schedule, with respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) to the Knowledge of the Seller, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to the Knowledge of the Seller, no party has repudiated any provision of the agreement.

     (q) Notes and Accounts Receivable. All notes and accounts receivable of the Seller and its Subsidiaries are reflected fairly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller and its Subsidiaries.

     (r)  Reserved.

     (s) Insurance. (S)3(s) of the Seller Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Seller and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 10 years:

          (i)   the name, address, and telephone number of the agent;

          (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (iii) the policy number and the period of coverage;

          (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in accordance with its terms;
(B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither any of the Seller and its Subsidiaries nor, to the Knowledge of the Seller, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) to the Knowledge of the Seller no party to the policy has repudiated any provision thereof. Each of the Seller and its Subsidiaries has been covered during the past 10 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. (S)3(s) of the Seller Disclosure Schedule describes any self-insurance arrangements affecting any of the Seller and its Subsidiaries.

     (t) Litigation. (S)3(t) of the Seller Disclosure Schedule sets forth each instance in which any of the Seller and its Subsidiaries: (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge; or (ii) is a party or, to the Knowledge of any of the directors and officers (and employees with responsibility for litigation matters) of the Seller and its Subsidiaries, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in (S)3(t) of the Seller Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Seller and its Subsidiaries. None of the directors and officers (and employees with responsibility for litigation matters) of the Seller and its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Seller and its Subsidiaries within any applicable statute of limitations.

     (u) Product Warranty. Each product manufactured, sold, leased, or delivered by any of the Seller and its Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and none of the Seller and its Subsidiaries has any liability (and there is no basis to the Knowledge of the Seller for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet and listed in "other accrued expenses" thereto (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller and its Subsidiaries. No product manufactured, sold, leased, or delivered by any of the Seller and its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. (S)3(u) of the Seller Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the Seller and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

     (v) Product Liability. None of the Seller and its Subsidiaries has any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of the Seller and its Subsidiaries.

     (w) Employees. To the Knowledge of any of the directors and officers (and employees with responsibility for employment matters) of the Seller and its Subsidiaries, no executive, key employee, or group of employees has any plans to terminate employment with any of the Seller and its Subsidiaries. None of the Seller and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Seller and its Subsidiaries has committed any unfair labor practice. None of the Significant Shareholders and the directors and officers (and employees with responsibility for employment matters) of the Seller and its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Seller and its Subsidiaries.

     (x) Employee Benefits.

         (i) (S)3(x) of the Seller Disclosure Schedule lists each Employee Benefit Plan that any of the Seller and its Subsidiaries maintains, to which any of the Seller and its Subsidiaries contributes or has any obligation to contribute, or with respect to which any of the Seller and its Subsidiaries has any material liability or potential liability.

              (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and the terms of any applicable collective bargaining agreement and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

              (B) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan which is an Employee Pension Benefit Plan. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

              (C) Each such Employee Benefit Plan which is intended to meet the requirements of a "qualified plan" under Code (S)401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified.

              (D) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder (determined in accordance with current funding assumptions).

         (ii) None of the Seller and its Subsidiaries maintains, contributes to or has an obligation to contribute to, or has any material liability or potential liability with respect to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated directors, officers or employees of the Seller or any of its Subsidiaries (or any spouse or other dependent thereof) other than in accordance with COBRA.

     (y) Guaranties. None of the Seller and its Subsidiaries is a guarantor or otherwise is liable for any liability or obligation (including indebtedness) of any other Person.

     (z) Environmental, Health, and Safety Matters.

         (i) Each of the Seller, its Subsidiaries, and their respective predecessors and Affiliates has, in all material respects, complied and is in compliance with all Environmental, Health, and Safety Requirements.

         (ii) Without limiting the generality of the foregoing, each of the Seller, its Subsidiaries and their respective Affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on the Seller Disclosure Schedule.

         (iii) Neither the Seller, its Subsidiaries, nor their respective predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

         (iv) None of the following exists at any property or facility owned or operated by the Seller or its Subsidiaries: (A) underground storage tanks;
     (B) asbestos-containing material in any form or condition; (C) materials or equipment containing polychlorinated biphenyls; or (D) landfills, surface impoundments, or disposal areas.

         (v) None of the Seller, its Subsidiaries, or their respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

         (vi) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

         (vii) Neither the Seller, its Subsidiaries, nor any of their respective predecessors or Affiliates has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

         (viii) No facts, events or conditions relating to the past or present facilities, properties or operations of the Seller, its Subsidiaries, or any of their respective predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

     (aa) Certain Business Relationships with the Seller and Its Subsidiaries. Except as set forth on(S)3(aa) of the Seller Disclosure Schedule, none of the Significant Shareholders and their Affiliates have been involved in any business arrangement or relationship with any of the Seller and its Subsidiaries within the past 12 months, and none of the Significant Shareholders and their Affiliates own any asset, tangible or intangible, which is used in the business of any of the Seller and its Subsidiaries.

     (bb) Major Vendors and Customers. (S)3(bb) of the Seller Disclosure Schedule lists each licensor, developer, remarketer, distributor, and supplier of property or services to, and each licensee, end-user, or customer of, the Seller and its Subsidiaries to whom the Seller or its Subsidiaries paid or billed in the aggregate $150,000 or more during the most recent fiscal year, together with, in each case, the amount paid or billed during such period. Except as disclosed on (S)3(bb) of the Seller Disclosure Schedule, no vendor or customer listed therein has at any time since January 1, 2001, indicated to the Seller or its Subsidiaries any intent to materially reduce its business with the Seller or its Subsidiaries or its purchase of the products and services of the Seller or its Subsidiaries.

     (cc) Disclosure. None of the information that the Seller or its Subsidiaries will supply specifically for use in the Registration Statement will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading. Further, the representations and warranties contained in this (S)3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this (S)3 not misleading.

     4. Representations and Warranties of Spectra and the Acquisition Subsidiary. Each of Spectra and the Acquisition Subsidiary jointly and severally represents and warrants to the Seller that the statements contained in this (S)4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
(S)4), except as set forth in the Buyer Disclosure Schedule. The Buyer Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this (S)4.

     (a) Organization. Spectra is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Capitalization. The authorized capital stock of Spectra consists of:
(a) 23,000,000 shares of Spectra Common Stock of which, as of December 31, 2001, 1,045,769 shares were issued and outstanding, and 849,500 shares were reserved for issuance upon exercise of outstanding options or options available for granting under Spectra's stock option plans, 4,136,096 were reserved for issuance pursuant to certain warrants; and (b) 10,007,178 shares of Preferred Stock, $0.01 par value, of which, as of December 31, 2001, 9,214,744 shares were issued and outstanding. Pursuant to the Initial Public Offering, but in any case dependent upon market conditions, Spectra intends to offer no less than $50 million of its Common Stock in a firmly underwritten offering by underwriters of national reputation. Upon the effectiveness of the Initial Public Offering, the authorized capital stock of Spectra shall be as set forth in the Registration Statement relating to such Initial Public Offering.

     (c) Authorization of Transaction. Each of Spectra and the Acquisition Subsidiary has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of Spectra and the Acquisition Subsidiary, enforceable in accordance with its terms and conditions.

     (d) Noncontravention. To the Knowledge of any director or officer of Spectra or the Acquisition Subsidiary, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either Spectra or the Acquisition Subsidiary is subject or any provision of the charter or bylaws of either Spectra or the Acquisition Subsidiary; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Spectra or the Acquisition Subsidiary is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of any director or officer of Spectra or the Acquisition Subsidiary, and other than in connection with the provisions of the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act and the state securities laws, neither Spectra nor the Acquisition Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (e) Brokers' Fees. Neither Spectra nor the Acquisition Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Seller and its Subsidiaries could become liable or obligated.

     (f) Disclosure. None of the information in the Registration Statement, and none of the information that Spectra or the Acquisition Subsidiary will supply specifically for use in the Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

     (g) Organization of Acquisition Subsidiary. The Acquisition Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry out the transactions contemplated by this Agreement. All of the outstanding capital stock of the Acquisition Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable. All of the outstanding capital stock of the Acquisition Subsidiary is now owned by Spectra and will be owned by it as of the Closing Date, and no third party has any right to or interest in any issued or unissued capital stock of the Acquisition Subsidiary.

     (h) Validity of Stock to be Issued. The Consideration Shares to be issued upon consummation of the transactions contemplated hereby will, when issued as provided herein, be duly authorized, validly issued, fully paid and nonassessable.

     (i) Tax Matters.

         (i) The Buyer has filed all Tax Returns that it was required to file. All Taxes owed by the Buyer (whether or not shown on any Tax Return) have been paid. There are no Security Interests on any of the assets of the Buyer that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) The Buyer has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) The Buyer has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (iv) The Buyer is not a party to any Tax allocation or sharing agreement. The Buyer has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Buyer).

     (j) Product Liability. The Buyer has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Buyer.

     (k) Legal Compliance. The Buyer and its predecessors and Affiliates have complied, in all material respects, with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     (l) Litigation. (S)4(l) of the Buyer Disclosure Schedule sets forth each instance in which the Buyer: (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge; or (ii) is a party or, to the Knowledge of the Buyer and the directors and officers (and employees with responsibility for litigation matters) of the Buyer, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in (S)4(l) of the Buyer Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Buyer. None of the Buyer and the directors and officers (and employees with responsibility for litigation matters) of the Buyer has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Buyer.

     (m) Financial Statements. The financial statements incorporated in the Registration Statement (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Buyer as of such dates and the results of operations of the Buyer for such periods, are correct and complete, and are consistent with the books and records of the Buyer (which books and records are correct and complete).

     5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

     (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in (S)7 below).

     (b) Notices and Consents. The Seller will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its reasonable best efforts to obtain (and will cause each of its Subsidiaries to use its reasonable best efforts to obtain) any third party consents, that the Buyer reasonably may request.

     (c) Regulatory Matters and Approvals. Each of the Parties will (and the Seller will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in (S)3(c) above. Without limiting the generality of the foregoing, subject to the provisions of the next sentence, the Seller will call a special meeting of its stockholders (the "Special Meeting"), as soon as practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Virginia Stock Corporation Act. The Seller will mail the Proxy Materials to its stockholders within five (5) business days after the effectiveness of the Initial Public Offering. The Proxy Materials will contain the affirmative recommendation of the board of directors of the Seller in favor of the adoption of this Agreement.

     (d) Operation of Business. The Seller will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

          (i) none of the Seller and its Subsidiaries will authorize or effect any change in its charter or bylaws;

          (ii) none of the Seller and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding, or in connection with the Seller's Employee Stock Ownership
     Plan);

          (iii) none of the Seller and its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock, in either case outside the Ordinary Course of Business, except in connection with the divestiture of its subsidiary SmartVision and in connection with its Employee Stock Ownership Plan;

          (iv) none of the Seller and its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

          (v) none of the Seller and its Subsidiaries will impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

          (vi) none of the Seller and its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

          (vii) none of the Seller and its Subsidiaries will make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

          (viii) none of the Seller and its Subsidiaries will commit to any of the foregoing.

     (e) Full Access. The Seller will (and will cause each of its Subsidiaries to) permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Seller and its Subsidiaries. Each of the Buyer and the Acquisition Subsidiary will treat and hold as such any Confidential Information it receives from any of the Seller and its Subsidiaries in the course of the reviews contemplated by this (S)5(e), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Seller all tangible embodiments (and all copies) thereof which are in its possession.

     (f)  Confidentiality.

          (i) Spectra and the Seller are parties to a Non-Disclosure Agreement dated _________, 2001. To the extent that the provisions of this
     (S)5(f) conflict with such Non-Disclosure Agreement, the more stringent provisions shall bind the Parties.

          (ii) Each of the Parties shall, and shall use all commercially reasonable efforts to cause its employees, representatives and agents to, hold in strict confidence and not disclose to any person without the prior written consent of the disclosing Party and shall not use, in any manner except in connection with the transactions contemplated hereby, any confidential business or technical information obtained from the disclosing Party in connection with the transactions contemplated hereby (the "Confidential Information"). In the event that this Agreement terminates for any reason, each of the Parties shall return or destroy all materials in its possession containing any such Confidential Information, including all copies, extracts, adaptations, and transcriptions thereof. Notwithstanding the foregoing, a Party may disclose Confidential
     Information: (A) where necessary to any regulatory authorities or governmental agencies pursuant to legal process; or (B) if required by court order or decree, provided that in so doing such Party shall give notice to the disclosing Party of the impending disclosure and afford the disclosing Party with such opportunity to protect its interest in the confidentiality of such information as is reasonable in the circumstances.

     (g) Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in (S)3 and (S)4 above. No disclosure by any Party pursuant to this ss.5(g), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (h) Exclusivity. Section 2(c) of that certain Letter of Intent dated August 21, 2001 by and between Spectra and the Seller regarding the payments to be made by the Buyer to the Seller in consideration for the agreement by the Seller to cease all efforts to sell itself to another party shall remain in full force and effect and in its entirety shall be incorporated by reference into and made a part of this Agreement.

     (i) Appraisal Rights; Grant of Proxy as to Affirmative Vote. Each Significant Shareholder agrees that he, she, or it will not exercise appraisal rights under the Virginia Stock Corporation Act and that he, she, or it will grant Philip Hunter an irrevocable proxy to vote all of his, her, or its Seller Shares in favor of the transactions contemplated by this Agreement, whether at the Special Meeting or as shareholder approval may otherwise be obtained by the Seller.

     6. Post-Closing Covenants. The Seller agrees as follows with respect to the period subsequent to the Closing:

     (a) Change of Name. On or immediately after the Closing Date, the Seller will amend its Articles of Incorporation so as to change its corporate name to "HL Liquidating Corporation" or if unavailable, a similar name, and will thereafter take such action as may reasonably be requested by the Buyer to make its present corporate name available to the Buyer.

     (b)  Reserved.

     (c) Real Estate Matters. The Seller will use its best efforts to cause the landlord of the Leased Real Property, upon consummation of the Real Estate Refinancing, to accept an assignment and novation of the Seller's interest in the Sublease, as defined in Section 7(a)(xv) below, such that the Leased Real Property shall be leased directly from the landlord of the Leased Real Property to the Buyer on the same terms as those in the Sublease.

     (d) Transfer of Domain Names. The Seller will use its reasonable best efforts to assist Buyer in the transfer of all domain names owned or used by the Seller to the Buyer as of the Closing Date. Such transfer shall be at the expense of the Buyer.

     (e) Seller's Corporate Records. The Seller will make available for inspection and copying all books and records retained by it upon reasonable request for access thereto, and if at any time within three (3) years after the Closing, the Seller proposes to discard or destroy such books and records, it will first offer to transfer them without charge to the Buyer.

     7.   Conditions to Obligation to Close.

     (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) this Agreement and the transactions contemplated hereby shall have received the Requisite Stockholder Approval;

          (ii) the Seller and its Subsidiaries shall have procured all of the third party consents to the consummation of the transactions contemplated by this Agreement, including but not limited to the consent of the Lender;

          (iii) the representations and warranties set forth inss.3 above shall be true and correct in all material respects at and as of the Closing Date;

          (iv) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would:
     (A) prevent consummation of any of the transactions contemplated by this Agreement; (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; (C) affect adversely the right of the Buyer to own the capital stock of the Acquisition Subsidiary and to control the Acquisition Subsidiary and its Subsidiaries; or (D) affect adversely the right of any of the Acquisition Subsidiary and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (vi) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in ss.7(a)(i)-(v) is satisfied in all respects;

          (vii) the Seller and the Significant Shareholders shall have cooperated in all reasonable respects with the Buyer in providing any information about it or them requested by the Buyer or underwriters of the Initial Public Offering in connection therewith;

          (viii) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(c) above;

          (ix) the Buyer and the Acquisition Subsidiary shall have received from counsel to the Seller an opinion in form and substance as set forth in Exhibit E attached hereto, addressed to the Buyer and the Acquisition Subsidiary, and dated as of the Closing Date;

          (x) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby, including the approval of the Seller's shareholders at a duly called shareholder's meeting, and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer and the Acquisition Subsidiary;

          (xi) Philip S. Hunter shall have executed and delivered a one (1) year employment agreement in form and substance satisfactory to the Buyer;

          (xii) such key other employees of the Seller as shall be designated by the Buyer (at its sole discretion) shall have entered into employment agreements in form and substance satisfactory to the Buyer;

          (xiii) prior to the Closing, the Seller shall have used its best efforts to cause the assignment or sublicense to the Buyer of third-party intellectual property and other rights necessary to the conduct of the business of the Seller;

          (xiv) there shall have been no material adverse changes in the business, operations, assets and financial condition of the Seller through the Closing;

          (xv) the Buyer shall have negotiated and entered into a sublease from the Seller of that part of the Leased Property currently leased and occupied by the Seller (the "Sublease"), on terms reasonably satisfactory to the Buyer in its sole discretion, which terms shall include the absolute right of the Buyer to immediately terminate the Sublease and to quit occupancy of such space in the event that the landlord thereof does not agree, upon consummation of the Real Estate Refinancing, to the assignment and novation of the Seller's interest in the Sublease, such that the Leased Real Property shall be leased directly from the landlord of the Leased Real Property to the Buyer;

          (xvi)  the Seller shall have executed and delivered the Escrow
     Agreement;

          (xvii) each of the Significant Shareholders shall have executed and delivered to Philip Hunter an irrevocable proxy regarding the voting of their respective Seller

     Shares in favor of the consummation of the transactions contemplated hereby substantially in the form attached hereto as Exhibit F; and

          (xviii) the results of the Buyer's due diligence investigation shall be satisfactory to the Buyer in its sole discretion.

The Buyer and the Acquisition Subsidiary may waive any condition specified in this (S)7(a) if they execute a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in (S)4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) each of Spectra and the Acquisition Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) each of Spectra and the Acquisition Subsidiary shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in (S)7(b)(i)-(ii) is satisfied in all respects;

          (iv) this Agreement shall have received the Requisite Stockholder Approval;

          (v) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in (S)3(c) above;

          (vi) the Seller shall have received from counsel to Spectra and the Acquisition Subsidiary an opinion in form and substance as set forth in Exhibit G attached hereto, addressed to the Seller, and dated as of the Closing Date;

          (vii) all actions to be taken by Spectra or the Acquisition Subsidiary in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller;

          (viii) the Buyer shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit H;

          (ix) Spectra shall have consummated the Initial Public Offering no later than May 15, 2002, upon the terms described in the penultimate sentence of (S)4(b); and

          (x) the Buyer shall have negotiated and entered into the Sublease from the Seller of that part of the Leased Property currently leased and occupied by the Seller, on terms reasonably satisfactory to the Seller, which terms shall include the absolute right of the Buyer to immediately terminate the Sublease and to quit occupancy of such space in the event that the landlord thereof does not agree, upon consummation of the Real Estate Refinancing, to the assignment and novation of the Seller's interest in the Sublease, such that the Leased Real Property shall be leased directly from the landlord of the Leased Real Property to the Buyer

The Seller may waive any condition specified in this (S)7(b) if it executes a writing so stating at or prior to the Closing.

     8.   Indemnification.

     (a) Agreement of the Seller to Indemnify the Buyer Indemnitees. Subject to the terms and conditions of this Section, the Seller agrees to indemnify, defend, and hold harmless the Buyer Indemnitees, and each of them, from, against, for, and in respect of any and all Losses asserted against, or paid, suffered or incurred by the Buyer Indemnitees and resulting from, based upon, or arising out of:

          (i) the inaccuracy of any representation or warranty of the Seller or its Subsidiaries contained in this Agreement or in any document furnished by the Seller or its Subsidiaries at the time such representation or warranty was made or deemed to be made;

          (ii) a breach of or failure to perform any covenant or agreement of the Seller, any of its Subsidiaries, or any Significant Shareholder made in this Agreement;

          (iii) any unknown or undisclosed liability arising in connection with events occurring prior to the Closing Date; or

          (iv) any failure of the Seller, its Subsidiaries or the Significant Shareholders or any administrator or trustee prior to the Closing Date to comply with any law, including, without limitation, ERISA, applicable to any employee benefit, welfare, incentive, retirement or other plan established or maintained by the Seller or its Subsidiaries for its employees or to conform to the requirements of any such plan.

     (b) Agreement of the Buyer to Indemnify the Seller Indemnitees. Subject to the terms and conditions of this Section, the Buyer agrees to indemnify, defend, and hold harmless the Seller Indemnitees, and each of them, from, against, for, and in respect of any and all Losses asserted against, or paid, suffered or incurred by, the Significant Shareholder Indemnitees and resulting from, based upon, or arising out of:

          (i) the inaccuracy of any representation or warranty of the Buyer contained in this Agreement; or

          (ii) a breach of or failure to perform any covenant or agreement of the Buyer made in this Agreement.

     (c)  Procedures for Indemnification.

          (i) An Indemnification Claim shall be made by an Indemnitee by delivery of a written notice to the Indemnitor requesting indemnification and specifying in reasonable detail the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

          (ii) If the Indemnification Claim involves a Third Party Claim the procedures set forth in ss.8(d) hereof shall be observed by the Indemnitee and the Indemnitor.

          (iii) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor shall have thirty (30) days to object to such Indemnification

     Claim by delivery of a written notice of such objection specifying in reasonable detail the basis for such objection. Failure to so object in a timely manner shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof as a Finally Determined Claim (as that term is defined below). If an objection is timely interposed by the Indemnitor, then the Indemnitor and the Indemnitee shall negotiate in good faith for a period of sixty (60) business days from the date the Indemnitee receives such objection prior to commencing any formal legal action, suit or proceeding with respect to such Indemnification Claim.

          (iv) Upon final determination of the amount of an Indemnification Claim, whether by agreement between the Indemnitor and the Indemnitee or by an arbitration award or other adjudication, including the taking of all relevant appeals (a "Final Determination"), the Indemnitor shall pay the amount of such Indemnification Claim (a "Finally Determined Claim") within ten (10) days of the Final Determination. Any Spectra Shares then held by the Escrow Agent shall be available for, but shall not limit, the discharge of the obligations of the Seller as an Indemnitor hereunder in accordance with the provisions of the Escrow Agreement.

     (d) Third Party Claims. The obligations and liabilities of the Parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

          (i) The Indemnitee shall give the Indemnitor written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitor may undertake and have control of the defense, compromise and settlement thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify promptly the Indemnitor of such claim shall not relieve the Indemnitor of any liability that it may have with respect to such claim except to the extent the Indemnitor demonstrates that the defense of such claim is prejudiced materially by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnitor shall be an acknowledgment of the obligation of the Indemnitor to indemnify the Indemnitee with respect to such claim hereunder, unless the Indemnitor gives written notice to the Indemnitee within fifteen (15) days after receipt of the Indemnitee's notice that it disputes its liability to Indemnitee with respect to such Third Party Claim notwithstanding its assumption of the defense thereof. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense.

          (ii) If the Indemnitor fails or refuses to undertake or to continue the defense of such Third Party Claim within fifteen (15) days after written notice has been given to the Indemnitor by the Indemnitee, the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim with counsel of its own choosing reasonably acceptable to Indemnitor, and the costs and expense of the Indemnitee in connection therewith shall be included as part of the indemnification claims of the Indemnitee hereunder. If the Indemnitee shall elect to exercise such right, the Indemnitor shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

          (iii) No settlement of a Third Party Claim as to which notice has been given to Indemnitor by Indemnitee pursuant to (S)8(e)(i) shall be made without the written consent of the Indemnitor which will not be withheld unreasonably. Consent shall be presumed in the case of settlements of Twenty Thousand Dollars ($20,000) or less where the Indemnitor has not responded within fifteen (15) business days of notice of a proposed settlement. If the Indemnitor assumes the defense of such a Third Party Claim, no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's consent (which will not be unreasonably withheld by the Indemnitee) unless: (A) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee; (B) the sole relief provided is monetary damages that are paid in full by the Indemnitor; and (C) the compromise or settlement includes, as a term thereof, the giving by the claimant or the plaintiff to the Indemnitee of an unconditional release, in form and substance reasonably satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim.

          (iv) In connection with the defense, compromise or settlement of any Third Party Claim, the Parties shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested) provided that all requests for information and exercise of rights of access hereunder shall be conducted through a representative designated by the party upon whom such request is made and in a manner that will not impact adversely and unreasonably the normal conduct of such party's business.

     9.   Termination.

     (a) Termination of Agreement. Any of the Parties may terminate this Agreement, with the prior authorization of its board of directors where appropriate (whether before or after stockholder approval) as provided below:

          (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing: (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; or (B) if the Closing shall not have occurred on or before June 30, 2002, by reason of the failure of any condition precedent under (S)9(a) hereof (unless the failure results primarily from Spectra or the Acquisition Subsidiary breaching any representation, warranty, or covenant contained in this Agreement);

          (iii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing: (A) in the event that Spectra or the Acquisition Subsidiary has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified Spectra and the Acquisition Subsidiary of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; or (B) if the Closing shall not have occurred on or before June 30, 2002, by reason of the failure of any condition precedent under (S)9(b) hereof (unless the failure results primarily from the Seller breaching any representation, warranty, or covenant contained in this Agreement);

          (iv) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Special Meeting in the event the Transaction fails to receive the Requisite Stockholder Approval.

     (b) Effect of Termination by the Seller. (i) If the Seller gives affirmative notice to the Buyer that it does not intend to consummate the Transaction, for any reason other than that set forth in (S)9(a)(iii) above, or if, as a result of a failure by the Seller to act in good faith, the Closing has not occurred by June 30, 2002, then within five days of that date (or within five days of such earlier date on which the Seller provides notice to the Buyer that it does not intend to consummate the Transaction), the Seller shall pay to the Buyer: (A) a termination or break-up fee of ten percent (10%) of the consideration agreed to hereunder plus (B) all documented fees and expenses (including but not limited to the fees and expenses of counsel, accountants, consultants, and other advisors, and in any case not to exceed $150,000 in total) incurred by the Buyer in connection with the Transaction.

          (ii) Furthermore, if the actions in (S)9(b)(i) shall have occurred, and if within six months from the date of the this Agreement, the Seller then enters into or becomes subject to a transaction pursuant to which any party or parties other than the Buyer (the "Other Party") acquires all or substantially all of the assets or stock of the Seller (the "Other Party Transaction"), then within five days after the consummation of the Other Party Transaction, either the Seller shall pay or shall cause the Other Party to pay: (A) a termination or break-up fee of ten percent (10%) of the fair market value of any and all consideration received by the Seller and its shareholders pursuant to the Other Party Transaction plus (B) all documented fees and expenses (including but not limited to the fees and expenses of counsel, accountants, consultants, and other advisors) incurred by the Buyer in connection with the Transaction; provided, however, that any amount payable under this sentence shall be reduced by any amounts already paid pursuant to (S)9(b)(i).

          (iii) The parties acknowledge that a decision by the Buyer to abandon the Transaction for any reason, including, without limitation, dissatisfaction with any material information discovered during the Buyer's due diligence investigation or with the contractual terms offered to the Buyer by third parties in transactions ancillary to the Transaction, shall not be imputed to the Seller and thereby trigger a break-up fee under this paragraph, except if the Seller has acted in bad faith.

     (c) Effect of Termination by the Buyer. (i) If the Buyer gives affirmative notice to the Seller that it does not intend to consummate the transaction because: (A) the Initial Public Offering has been abandoned; or (B) the Buyer is unable or unwilling to fulfill a Closing condition that is under the Buyer's control, or if, as a result of a failure by the Buyer to act in good faith, the Closing has not occurred by June 30, 2002, then within five days of that date (or within five days of such earlier date on which the Buyer provides notice to the Seller that it does not intend to consummate the Transaction), the Buyer shall reimburse the Seller's documented fees and expenses (including but not limited to the fees and expenses of counsel, accountants, consultants, and other advisors, and in any case not to exceed $150,000 in total) incurred by the Seller in connection with the Real Estate Refinancing.

          (ii) The parties acknowledge that a decision by the Buyer to abandon the Transaction because of dissatisfaction with any material information discovered during the Buyer's due diligence investigation, actions in bad faith by the Company, or the failure of a Closing condition not under the Buyer's control, shall not trigger the Buyer's reimbursement obligation under this paragraph.

     10.  Miscellaneous.

       (a) Survival. All representations, warranties, covenants, indemnities and other agreements made by any Party to this Agreement herein, shall be deemed made on and as of the Closing Date as though such representations, warranties, covenants, indemnities and other agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities and other agreements shall survive for a period of two (2) years after the Closing Date; provided, however, that the representations set forth in (S)3(a) (Organization, Qualification and Corporate Power), 3(b) (Capitalization), 3(c) (Noncontravention), 3(k) (Tax Matters), 3(x) (Employee Benefits) and 3(z) (Environmental, Health, and Safety Matters) shall survive until the expiration of the applicable statute of limitations. Notwithstanding anything herein to the contrary, any representation, warranty, covenant, agreement or indemnity which is the subject of a claim which is asserted in writing prior to the expiration of the applicable period set forth above shall survive solely with respect to such claim until the final resolution thereof.

       (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

       (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that: (i) the provisions in
(S)2 above concerning payment of the Merger Consideration are intended for the benefit of the stockholders of the Seller; and (ii) the provisions in (S)5(i) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

       (d) Entire Agreement. This Agreement (including the exhibits, schedules and documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof; provided, however, that Section 2(c) of the Letter of Intent (regarding the payments to be made by the Buyer to the Seller in consideration for the agreement by the Seller to cease all efforts to sell itself to another party) shall remain in effect and Spectra's obligation to make monthly payments thereunder shall be extended from March 1, 2002, to June 1, 2002 (or, if the Closing shall occur prior to June 1, 2002, then such obligation shall only continue to the first day of the earlier month in which the Closing occurs).

       (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

       (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

       (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

       (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

       If to the Seller:

       Hunter Associates Laboratory, Inc.
       11491 Sunset Hills Road
       Reston, Virginia  20190
       Attn: President

       Copy to:

       Rees, Broome & Diaz, P.C.
       8133 Leesburg Pike
       Ninth Floor
       Vienna, VA 22182
       Attn: Joel M. Birken, Esq.

       If to the Buyer or the Acquisition Subsidiary:

       Spectra Systems Corporation
       321 South Main Street
       Providence, Rhode Island  02903
       Attn: President


       Copy to:

       Kirkpatrick & Lockhart LLP
       75 State Street
       Boston, Massachusetts  02109
       Attn: Eileen Smith Ewing, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

       (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

       (j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

       (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

       (l) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

       (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

       (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                            [SIGNATURE PAGE FOLLOWS]

       IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                      BUYER
                     By:    /s/ Nabil Lawandy
                            --------------------------
                     Title: President
                            --------------------------

                                     SELLER
                     By:    /s/ Philip Hunter
                            --------------------------
                     Title: President
                            --------------------------

                             ACQUISITION SUBSIDIARY
                     By:    /s/ Nabil Lawandy
                            --------------------------
                     Title: President
                            --------------------------


              PHILIP HUNTER (solely as to(S)(S)5(i) and 7(a)(xvii) hereof)
                     By:    /s/ Philip Hunter
                            --------------------------
                     Title:
                            --------------------------


               PAUL HUNTER (solely as to(S)(S)5(i) and 7(a)(xvii) hereof)
                     By:    /s/ Paul Hunter
                            --------------------------
                     Title:
                            --------------------------


              STEVEN HUNTER (solely as to(S)(S)5(i) and 7(a)(xvii) hereof)
                     By:    /s/ Steven Hunter
                            --------------------------
                     Title:
                            --------------------------


              DEBORAH HUNTER (solely as to(S)(S)5(i) and 7(a)(xvii) hereof)
                     By:    /s/ Deborah Hunter
                            --------------------------
                     Title:
                            --------------------------